Exhibit 10.5

UNITED THERAPEUTICS CORPORATION
GRANT NOTICE FOR 2026 STOCK INCENTIVE PLAN
NONQUALIFIED STOCK OPTIONS
FOR NON-EMPLOYEE DIRECTORS
FOR GOOD AND VALUABLE CONSIDERATION, United Therapeutics Corporation (the “Company”), hereby grants to Participant named below the nonqualified stock option (the “Option”) to purchase any part or all of the number of shares of its par value common stock (the “Shares”), that are covered by this Option, as specified below, at the Exercise Price per share specified below and upon the terms and subject to the conditions set forth in this Grant Notice, the United Therapeutics Corporation 2026 Stock Incentive Plan (the “Plan”), and the Standard Terms and Conditions for Non-Employee Directors (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Option is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Shares covered by Option:
Exercise Price Per Share:	$_______
Expiration Date:
Vesting Schedule:
This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions. Such acceptance shall be effected by such method(s) as determined by the Company, which may include acceptance by electronic means.

Adopted by the Compensation Committee on July 21, 2026

UNITED THERAPEUTICS CORPORATION
STANDARD TERMS AND CONDITIONS FOR
NONQUALIFIED STOCK OPTIONS
FOR NON-EMPLOYEE DIRECTORS
These Standard Terms and Conditions for Non-Employee Directors (these “Standard Terms and Conditions”) apply to the Option (as defined below) granted to a non-employee director of the Company (as defined below) pursuant to the United Therapeutics Corporation 2026 Stock Incentive Plan (the “Plan”), which are identified as nonqualified stock options and are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF OPTION
United Therapeutics Corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) a nonqualified stock option (the “Option”) to purchase up to the number of shares of the Company’s par value common stock (the “Shares”), set forth in the Grant Notice. The exercise price per share and the vesting schedule of the Option are set forth in the Grant Notice, and the Option is subject to the terms and conditions of the Grant Notice, these Standard Terms and Conditions (as amended from time to time), and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary or Affiliate of the Company.
2.NONQUALIFIED STOCK OPTION
The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.
3.EXERCISE OF OPTION
The Option shall not be exercisable as of the Grant Date set forth in the Grant Notice. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only to the extent it becomes vested, as described in the Grant Notice, the terms of the Plan and these Standard Terms and Conditions, to purchase up to that number of Shares as set forth in the Grant Notice, provided that (except as set forth in Section 4.A below) the Participant remains in service with the Company and does not experience a Termination of Employment.
To exercise the Option (or any part thereof), the Participant shall deliver to the Company a “Notice of Exercise” in a form specified by the Administrator, specifying the number of whole Shares the Participant wishes to purchase and how the Participant’s Shares should be registered (in the Participant’s name only or in the Participant’s and the Participant’s spouse’s names as community property or as joint tenants with right of survivorship). This may also be accomplished via the Company’s electronic Plan administration system.
The exercise price (the “Exercise Price”) of the Option is set forth in the Grant Notice. The Company shall not be obligated to issue any Shares until the Participant shall have paid the total Exercise Price for that number of Shares. The Exercise Price shall be paid pursuant to an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under the Option unless the Participant elects to pay such Exercise Price in Shares, cash, or a combination thereof, including through the delivery of previously owned Shares, or in such other manners as may be permitted by the Administrator.
Fractional shares may not be exercised. Shares will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any Shares during any period when the Company determines that the exercisability of the Option or the delivery of Shares hereunder would violate any federal, state, or other applicable laws.
4.EXPIRATION OF OPTION
The Option shall expire and cease to be exercisable as of the earlier of (a) the Expiration Date set forth in the Grant Notice; or (b) the date specified below in connection with the Participant’s Termination of Employment:
A.If the Participant’s Termination of Employment is by reason of death or Disability, the Option shall fully vest and become exercisable, and the Participant (or the Participant’s estate, beneficiary or legal representative, as applicable) may exercise the Option (regardless of whether then vested or exercisable) until the date that is the earlier of (a) the original expiration date of such Option; or (b) the third (3rd) anniversary of such Termination of Employment.
B.If the Participant’s Termination of Employment is for any reason other than death, Disability, or pursuant to Section 4.C below, the Participant may exercise any portion of the Option that is vested and exercisable at the time of such Termination of Employment until the date that is the earlier of (a) the original expiration date of such Option; or (b) the third (3rd) anniversary of the date of such Termination of Employment. Any portion of the Option that is not vested and exercisable at the time of such Termination of Employment (after taking into account any accelerated vesting under Section 5 below or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the date of such Termination of Employment.
C.Notwithstanding any provision of these Standard Terms and Conditions or the Plan to the contrary, the Option shall expire and shall no longer be exercisable on the date of Participant’s Termination of Employment by the Company for gross misconduct (which includes, without limitation, commission of a felony, misdemeanor or similar crime or offense, the Participant’s failure to follow lawful directions of the person to whom he or she reports, and such other circumstances as reasonably determined by the Administrator).
5.CHANGE IN CONTROL

Notwithstanding any other provision in the Plan or these Standard Terms and Conditions to the contrary, the Option shall vest and become fully exercisable upon a Change in Control.  If so determined by the Committee or the Board, in connection with a Change in Control, all or a portion of the Option may be canceled in connection with the Change in Control for a cash payment equal to the per-Share payment less the Exercise Price of the Option.
6.RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO OPTION EXERCISE
The Company may impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy; (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders; and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
7.NON-TRANSFERABILITY OF OPTION
Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and the Option shall be exercisable only by the Participant during his or her lifetime. The Company may cancel the Participant’s Option if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 7.
8.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded.
9.LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Shares, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s right to terminate the Participant’s service at any time for any reason.
10.GENERAL
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.
The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction, or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
11.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Option and the Shares via Company web site or other electronic delivery.
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